EXHIBIT 99.1
                                  PRESS RELEASE
                             (For Immediate Release)
                                January 15, 2004
Contact:
Gary Livesay
Chief Financial Officer
Obie Media Corporation
541-686-8400; 800-233-6243

                   OBIE MEDIA COMPLETES $26 MILLION FINANCING

                     2004 Total Sales 24% Ahead of Last Year
          68% of Fiscal 2004 Budgeted Billboard Revenue Already Booked

EUGENE, ORE. - JANUARY 15, 2004 - Obie Media Corporation (Nasdaq:OBIE), a leading provider of out-of-home advertising products and services in North America, today announced that it has closed on a $26 million financial package with CapitalSource Finance LLC.


The package includes a $20 million term facility and a $6.0 million working capital credit line. Obie is using the term loan to pay its obligations to its prior senior lender, to repay the remainder of its settlement to the Chicago Transit Authority and to fuel expansion opportunities.

Brian Obie, President of Obie Media, said, "We believe this new funding package is a breakthrough event for the Company. It allows us to close the book on old business and provides us with the resources to grow our business segments."

Obie said, "The recession challenged us to reduce operating costs as well as defend and grow our top line. These efforts along with a positive shift in the economy give us increasing confidence for the future."

He concluded, "For the past year our sales efforts have been focused on signing long-term contracts with our advertisers. Our successful full wrap program has been expanded across all our product lines. Innovative advertising packages have been created for our customers that include both annual campaigns and short-term initiatives. The economic benefits of these packages are being extremely well received. The result is that total current booked sales are pacing nearly 25% ahead of last year and the Company has already booked 68% of its budgeted billboard sales for fiscal 2004. Further, these innovative advertising programs are driving increased activity through our production facility in Eugene, Oregon."


Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The Company sells, designs, produces, and installs out-of-home advertising displays that include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada.



CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be different from any future statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: failure to conclude favorable negotiations on pending transactions with existing transit agency partners or to successfully assimilate expanded operations; potential impairments of liquidity or capital resources; inability to generate sufficient advertising revenues to meet contractual guarantees; inability to renew existing lending arrangements as they expire; potential for cancellation or interruption of contracts with governmental agencies; a further decline in the demand for advertising in the areas where we conduct our business, or a deterioration of business conditions generally in those areas; slower than expected acceptance of our innovative display products; competitive factors, including increased competition and price pressures; changes in the seasonality of our business; and changes in regulatory or other external factors; as well as those factors listed from time to time in the Company's reports. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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